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                                                                    Exhibit 99.4
                                    CONSENT

   The undersigned, who has agreed to serve as a member of the Board of Directors of America Online Latin America, Inc. (the "Company"), hereby grants the Company consent to use his name in its Registration Statement on Form S-1 in respect of such securities, and in any amendments thereto (or any other Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), filed with the Securities and Exchange Commission.

                                                   /s/ M. Brian Mulroney
                                          _____________________________________
                                                     M. Brian Mulroney

July 6, 2000